UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2019 (May 20, 2019)

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33829	98-0517725
(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

781-418-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 20, 2019, the Keurig Dr Pepper Inc. (“KDP”) Executive Leadership Team was advised that Rodger Collins, President, Direct Store Delivery, was retiring consistent with succession plans established at the time of the merger.  The effective date of Mr. Collins’ retirement has not yet been determined, but it is expected to be mid-July 2019.  Mr. Collins has assisted KDP in an orderly transition of his duties and responsibilities to Derek Hopkins, KDP’s Chief Commercial Officer, who will assume leadership of KDP’s Direct Store Delivery operations following Mr. Collins’ retirement.  It is expected that Mr. Collins will serve as a consultant to KDP for a period of time following his retirement, with the terms of Mr. Collins’ consulting arrangement to be finalized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: May 22, 2019

	By:	/s/ James L. Baldwin
James L. Baldwin
Chief Legal Officer, General Counsel and Secretary